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                               Amendment Three to the
              CompSavings Plan for Employees of CompUSA Inc. and Trust

WHEREAS, CompUSA Inc. (the "Company") approved and adopted the CompSavings Plan for Employees of CompUSA Inc. (the "Plan") and Trust Agreement (the "Trust") which were originally effective January 1, 1995 and most recently restated January 1, 1998;

WHEREAS, Section 19.1 of the Plan and Trust provides that the Company reserves the right to amend the Plan and Trust; and

WHEREAS, the Company now desires to amend the Plan as set forth below;

NOW, THEREFORE, the Plan is amended as follows:

EFFECTIVE JANUARY 1, 1997:

1.   Section 12 is amended to restate Subsection 12.1, item (i) as follows:

     12.1 Contribution Limitation Definitions

     (i) "HCE" or "Highly Compensated Employee". With respect to all Related Companies, an Employee who (in accordance with Code section 414(q)):

          (1) was a more than 5% Owner (within the meaning of Code section 414(q)(2)) at any time during the Plan Year or the preceding Plan Year; or

          (2) received Compensation during the preceding Plan Year in excess of $80,000 (as adjusted for such Year pursuant to Code sections 414(q)(1) and 415(d)).

          A former Employee shall be treated as an HCE if (1) such former Employee was an HCE when he or she separated from service, or (2) such former Employee was an HCE in service at any time after attaining age 55.

          For purposes of the above, the reference to preceding Plan Year shall mean the 12 months preceding January 1, 1997 with regard to the Plan Year commencing January 1, 1997.

EFFECTIVE JANUARY 1, 1998:

1. Section 11 is amended to restate Subsection 11.4 in its entirety as follows:

     11.4 Distribution of Small Amounts

          If after a Participant's employment with all Related Companies ends, the Participant's vested Account balance is $5,000 or less, the Participant's benefit shall be paid as a single lump sum as soon as administratively feasible in accordance with procedures prescribed by the Administrator.


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2.   Section 13 is amended to change the reference in subsection 13.2 from
     "Taxable Income" to "Compensation".

3. Section 14 is amended to change the reference in subsection 14.2 from "Taxable Income" to "Compensation".

EFFECTIVE JANUARY 1, 1999:

1.   Section 1 is amended to restate subsection 1.21 in its entirety as follows:

     1.21 "Eligible Rollover Distribution". A distribution of all or any portion of the balance to the credit of a Distributee, excluding (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) a distribution to the extent such distribution is required under Code section 401(a)(9); (iii) the portion of a distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and (iv) Hardship Withdrawal amounts from a Participant's Pre-Tax Account. Notwithstanding the foregoing, the Distributee may determine a Hardship Withdrawal amount to be an Eligible Rollover Distribution using the definition in effect prior to January 1, 1999.

EFFECTIVE APRIL 1, 1999:

1. Section 3 is amended to restate subsection 3.2 by deleting from the first sentence the reference to frequency of changes in the contribution election:

     3.2  Changing a Contribution Election

          A Participant who is an Eligible Employee may change his or her Pre-Tax Contribution election at any time, in such manner and with such advance notice as prescribed by the Administrator, and such election change shall be effective with the first payroll paid after such date. A Participant's Contribution election made as a percentage of Pay shall automatically apply to Pay increases or decreases.

2. Section 5 is amended to restate subsection 5.1 by deleting item (a)(2) as follows:

     5.1  Company Matching Contributions

          "was credited with at least 1,000 Hours of Service for the Plan Year."

3.   Section 8 is amended to restate Section 8.4 in its entirety as follows:

     8.4  Forfeitures of Non-Vested Account Balances

          A Terminated Participant shall forfeit his or her non-vested Account balance as soon as administratively feasible after the earliest of the date he or she:


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               (a)  is determined to be a Terminated Participant if his or her vested Account balance is zero;

               (b) receives a complete distribution of his or her vested Account balance; or

               (c)  incurs a Break in Service.

4. Appendix B is amended to restate item III, to delete item IV and to re-designate item V as item IV and to restate item V as follows:

     Appendix B - Payment of Plan Fees and Expenses

     III. Loan Fees: For loans set-up prior to April 1, 1999, a $3.50 per month fee shall be assessed and collected quarterly from the Account of each Participant who has an existing loan balance. For loans set-up on or after April 1, 1999, a one-time fee of $40 shall be assessed and collected from the Account of a Participant at loan inception.

     IV. Additional Fees Paid by Employer. All other Plan related fees and expenses shall be paid by the Employer. To the extent that the Administrator later elects that any such fees shall be borne by Participants, estimates of the fees shall be determined and reconciled, at least annually, and the fees shall be assessed monthly and collected from Accounts quarterly. In addition, administrative fees attributable to former Participants shall be charged to accounts of former Participants.

EFFECTIVE JANUARY 1, 2000:

1.   Section 13 is amended to delete Subsections 13.6, 13.7 and 13.8.

2.   Section 14 is amended to delete Subsection 14.3.

     SIGNED on this 22 day of DECEMBER, 1999


                                       CompUSA Inc.


                                       s/ Mel McCall
                                       ---------------------------------------
                                       Mel McCall
                                       Senior Vice President - Human Resources




Amendment Three to the
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The provisions of the above amendment that relate to the Trustee are hereby approved and executed.


Date: _____________, 1999              Merrill Lynch Trust Company, FSB



                                       By:
                                          -----------------------------------

                                       Its:
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